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                                                                  Exhibit 99

[ZOLTEK logo]

FOR IMMEDIATE RELEASE                            NASDAQ NMS SYMBOL:  "ZOLT"
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   ZOLTEK RESTARTS LINES AT ABILENE FACILITY AND AIMS FOR FULL PRODUCTION
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         ST. LOUIS, MISSOURI -- AUG. 5, 2004 -- Zoltek Companies, Inc. today announced that it has restarted two of the five installed lines at its Abilene, Texas facility and expects to have all five lines operating at peak capacity within the next two months.

         "We have been waiting for this moment for a long time," said Zsolt Rumy, Zoltek's Chairman and Chief Executive Officer. "For the first time ever, we will soon be making full use of our installed capacity in order to supply a large and growing backlog of orders from existing customers, and that puts us into a position to take substantial new orders. Based on existing contracts, letters of intent and other indications, we see clear evidence of long-term change in the marketplace for low-cost, high-performance carbon fibers geared to commercial applications. As a result, we are planning to make significant additions to capacity in 2005 and beyond, with the installation of new carbon fiber production lines in Hungary or the U.S. (Abilene, Texas), and possibly both."

         Rumy said Zoltek had assured its customers that it would continue to work at maintaining prices - not raising them to take advantage of the current tight market conditions - in the face of rapidly growing demand. "We are sticking to our strategy of making large quantities of commercial carbon fibers available for commercial applications at stable and affordable prices," Rumy said. "We don't want to risk our long-term opportunities to benefit from secular improvement in market fundamentals by raising prices in the short term."

                      FOR FURTHER INFORMATION CONTACT:

                    ZSOLT RUMY, CEO OR KEVIN SCHOTT, CFO
                             3101 MCKELVEY ROAD
                             ST. LOUIS, MO 63044
                               (314) 291-5110

This press release contains forward-looking statements, which are based upon the current expectations of the Company. Because these forward-looking statements are inherently subject to risks and uncertainties, there are a number of factors that could cause the Company's plans, actions and actual results to differ materially. Among these factors are the Company's ability to: return to operating on a profitable basis; obtain a waiver of its debt covenants and otherwise comply with its obligations under its credit agreements; refinance those agreements at their maturity dates; increase production capacity to meet increased orders on a timely and profitable basis; manage its excess carbon fiber production capacity and inventory levels; continue investing in application and market development; manufacture low-cost carbon fibers and profitably market them at decreasing price points and penetrate existing, identified and emerging markets, as well as other matters discussed herein. The timing and occurrence (or non-occurrence) of transactions and events that determine the future effect of these factors on the Company, as well as other factors, may be beyond the control of the Company. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

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Zoltek is an applied technology and materials company. Zoltek's Carbon Fiber
Business Unit is primarily focused on the manufacturing and application of carbon fibers used as reinforcement material in composites, oxidized acrylic fibers for heat/fire barrier applications and aircraft brakes, and composite design and engineering to support the Company's materials business. Zoltek's Hungarian-based Specialty Products Business Unit manufactures and markets acrylic fibers, nylon products and industrial materials.









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